Exhibit 99.1

Groupon Announces Third Quarter 2016 Results

Added 1.2 million net new customers and achieved double digit billings growth in North America Local

•	Gross billings of $1.43 billion

•	Revenue of $720.5 million

•	Net Loss of $35.8 million

•	Adjusted EBITDA of $32.1 million

•	GAAP loss per share of $0.07; non-GAAP loss per share of $0.01

•	Operating Cash Flow of $78.9 million for the trailing twelve month period; Free Cash Flow of $14.2 million for the trailing twelve month period

•	Fiscal year 2016 revenue guidance of $3.075 billion to $3.150 billion and 2016 Adjusted EBITDA guidance of $150.0 million to $165.0 million

•	Agreed to acquire LivingSocial, expect to close by early November 2016

CHICAGO - (BUSINESS WIRE) - October 26, 2016 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended September 30, 2016.

“Our strategy continues to deliver results with double-digit growth in North America local billings and our highest quarter for customer acquisition in over three years,” said Groupon CEO Rich Williams. “We are looking forward to a strong finish to the year and further progress on our mission to make Groupon a daily habit for consumers.”

Third Quarter 2016 Summary

•
Gross Billings were $1.43 billion in the third quarter 2016, down 2% from $1.47 billion in the third quarter 2015. Gross billings were impacted by dispositions and country exits in connection with Groupon’s restructuring efforts. On a same-country basis, gross billings grew 1% year-over-year excluding the unfavorable impact of year-over-year changes in foreign exchange rates. North America gross billings increased 6%, reflecting the contribution of new active customer cohorts, while EMEA declined by 10% and Rest of World declined by 24%. Excluding the impact of changes in foreign exchange rates, EMEA declined 8% and Rest of World declined 23%. Gross billings reflect the total dollar value of customer purchases of goods and services.

•
Revenue was $720.5 million in the third quarter 2016, compared with $713.6 million in the third quarter 2015. Revenue increased 1% globally, or 2% excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter. North America revenue increased 4%, EMEA declined 1% and Rest of World declined 19%. Excluding the impact of changes in foreign exchange rates, EMEA was flat year-over-year and Rest of World declined 15%.

•
Gross profit was $314.1 million in the third quarter 2016, compared with $328.9 million in the third quarter 2015. Gross profit declined 4% globally. North America gross profit increased 5%, EMEA declined 18% and Rest of World declined 20%.

•	Net loss from continuing operations was $35.8 million in the third quarter 2016, compared with $24.6 million in the third quarter 2015.

•
Adjusted EBITDA, a non-GAAP performance measure, was $32.1 million in the third quarter 2016, compared with $56.3 million in the third quarter 2015, reflecting our increased investments in customer acquisition.

•	Net loss attributable to common stockholders was $38.0 million, or $0.07 per share. Non-GAAP net loss attributable to common stockholders was $8.1 million, or $0.01 per share.

•
Global units sold declined 5% year-over-year to 49 million, primarily driven by country exits and our restructuring efforts in international segments. Units in North America increased 4%, EMEA units declined 8%, and Rest of World units declined 31%. Units are defined as vouchers and products sold before cancellations and refunds.

•
Operating cash flow for the trailing twelve months ended September 30, 2016 was $78.9 million. Free cash flow, a non-GAAP liquidity measure, was negative $53.7 million in the third quarter 2016, bringing free cash flow for the trailing twelve months ended September 30, 2016 to $14.2 million, which reflects the adverse cash flow impact of restructuring charges, country exits, and the funding of our securities litigation settlement.

•	Cash and cash equivalents as of September 30, 2016 were $689.7 million, and we had no outstanding borrowings under our $250.0 million revolving credit facility.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Highlights

•	North America Local Billings grew 10% year-over-year. North America Local Billings accelerated to 10% year-over-year growth as we continue to see the contribution of new cohorts.

•
North America accelerated customer growth with nearly 1.2 million incremental active customers. Customer acquisition marketing yielded an incremental 1.2 million active customers in North America, as compared with the prior quarter, which is the highest acquisition in over three years. North America had 29.1 million active customers as of September 30, 2016. Active customers represent unique customer accounts that have purchased a voucher or product within the last twelve months.

•
SG&A declined $72.0 million, or $34.0 million excluding the impact of a litigation reserve recorded in the third quarter 2015, on solid execution of operational streamlining initiatives. SG&A in all markets declined year-over-year as we continue to execute on our restructuring plan and scale regional shared service centers, which we expect to not only improve our customer service but also create greater operating leverage over time.

•
Streamlined country footprint. The Company has identified its go-forward country footprint to consist of 15 countries, down from 27 in the portfolio as of the second quarter 2016. We are pursuing strategic alternatives and other options to exit the remaining countries, which we expect will continue into 2017.

Acquisition of LivingSocial
On October 24, 2016, Groupon entered into an agreement to acquire all of the outstanding shares of LivingSocial, Inc. The acquisition is expected to close by early November 2016, subject to satisfaction of customary closing conditions. The acquisition consideration is not material.

Share Repurchase
During the third quarter 2016, Groupon repurchased 5,213,778 shares of its Class A common stock for an aggregate purchase price of $24.6 million. Up to $244.7 million of Class A common stock was available for repurchase under Groupon’s share repurchase program as of September 30, 2016. The timing and amount of any share repurchases are determined based on market conditions, share price and other factors, and the program may be discontinued or suspended at any time.

Outlook
Groupon’s outlook for 2016 reflects current foreign exchange rates, as well as expected marketing investments, stabilizing trends in Shopping, the acquisition of LivingSocial, potential disruption related to country exits, and cost benefits associated with our streamlining initiatives.

Groupon is raising its revenue guidance range to between $3.075 and $3.150 billion for the full year, and narrowing its expected 2016 Adjusted EBITDA range to between $150.0 million and $165.0 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CDT / 5:00 p.m. EDT, and will be available on Groupon’s investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations site (investor.groupon.com) and its blog (https://www.groupon.com/blog) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, adjusted EBITDA, non-GAAP net income loss attributable to common stockholders, non-GAAP earnings loss per share and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding Groupon's current financial performance and its prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Interest and Other Non-Operating Items. Interest and other non-operating items include: gains and losses related to minority investments, foreign currency gains and losses, interest income and interest expense, including non-cash interest expense from our convertible senior notes. We exclude interest and other non-operating items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.

Items That Are Unusual in Nature or Infrequently Occurring. During the three and nine months ended September 30, 2016 and 2015, items that we believe to be unusual in nature or infrequently occurring were gains from business dispositions and charges related to our restructuring plan. During the three and nine months ended September 30, 2015, items that we believe to be unusual in nature or infrequently occurring also included the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations and the expense related to a significant increase in the contingent liability for our securities litigation matter. We exclude items that are unusual in nature or infrequently occurring because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical results.

Income Tax Effect of Items Excluded from Non-GAAP Financial Measures. We determine the income tax effect of items excluded from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share by performing a tax provision calculation using pre-tax income (loss) amounts that have been adjusted to exclude those items in the respective jurisdictions to which they relate. The difference between the income tax expense (benefit) determined on that basis and our reported income tax expense (benefit) represents the income tax effect of the excluded items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior-year period. We present foreign exchange rate neutral information to facilitate comparisons to our historical operating results.

Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net, and items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management and Board of Directors.
Non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share are non-GAAP performance measures that adjust our net income (loss) attributable to common stockholders and earnings (loss) per share to exclude the impact of:

•	stock-based compensation,

•	amortization of acquired intangible assets,

•	acquisition-related expense (benefit), net,

•	gains on business dispositions,

•	non-cash interest expense on convertible senior notes,

•	items that are unusual in nature or infrequently occurring,

•
non-operating foreign currency gains and losses related to intercompany balances and reclassifications of cumulative translation adjustments to earnings as a result of business dispositions or country exits,

•	non-operating gains and losses from minority investments that we have elected to record at fair value with changes in fair value reported in earnings,

•	income (loss) from discontinued operations, and

•	the income tax effect of those items.

We believe that excluding the above items from our measures of non-GAAP net income (loss) attributable to common stockholders and non-GAAP earnings (loss) per share provides useful supplemental information for evaluating our operating performance and facilitates comparisons to our historical results by eliminating items that are non-cash in nature, relate to discrete events, or are otherwise not indicative of the core operating performance of our ongoing business.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software from continuing operations. We use free cash flow to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal-use, and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The words "may," will," should," "could," "expect," anticipate," "believe," "estimate," intend," "continue" and other similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy, including our strategy to grow our local marketplaces, marketing strategy and spend and the productivity of those marketing investments and the impact of our shift away from lower margin products in our Goods category; effectively dealing with challenges arising from our international operations, including fluctuations in currency exchange rates and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining existing customers and adding new customers, including as we increase our marketing spend and shift away from lower margin products in our Goods category; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing successfully in our industry; maintaining favorable payment terms with our business partners; providing a strong mobile experience for our customers; delivery and routing of our emails; product liability claims; managing inventory and order fulfillment risks; integrating our technology platforms; litigation; managing refund risks; retaining, attracting and integrating members of our executive team; difficulties, delays or our inability to successfully complete all or part of the announced restructuring actions or to realize the operating efficiencies and other benefits of such restructuring actions; higher than anticipated restructuring charges or changes in the timing of such restructuring charges; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; tax liabilities; tax legislation; compliance with domestic and foreign laws and regulations, including the CARD Act and regulation of the Internet and e-commerce; classification of our independent contractors; maintaining our information technology infrastructure; protecting our intellectual property; maintaining a strong brand; seasonality; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness; global economic uncertainty; the impact of our ongoing strategic review and any potential strategic alternatives we may choose to pursue; our senior convertible notes; and our ability to realize the anticipated benefits from the hedge and warrant transactions. For additional information regarding these and other risks and uncertainties, we urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and our other filings with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of October 26, 2016. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, see, eat and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer.

Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses.

To download Groupon's top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.

Contacts:
Investor Relations                    Public Relations
Deb Schwartz                        Bill Roberts
312-662-6535                312-459-5191
ir@groupon.com

Groupon, Inc..
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

The financial results of Ticket Monster are presented as discontinued operations in the accompanying condensed consolidated financial statements and tables for the nine months ended September 30, 2015. All prior period financial information and operational metrics have been retrospectively adjusted to reflect this presentation.

	Three Months Ended September 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)	Nine Months Ended September 30,		Y/Y % Growth	FX Effect(2)	Y/Y % Growth excluding FX(2)
	2016	2015				2016	2015
Gross Billings(1):
North America	$920,962	$869,203	6.0%	$17	6.0%	$2,824,290	$2,659,436	6.2%	$(1,085)	6.2%
EMEA	370,992	414,482	(10.5)	(8,371)	(8.5)	1,144,528	1,307,207	(12.4)	(20,595)	(10.9)
Rest of World	140,201	183,849	(23.7)	(1,802)	(22.8)	428,229	581,905	(26.4)	(35,628)	(20.3)
Consolidated gross billings	$1,432,155	$1,467,534	(2.4)%	$(10,156)	(1.7)%	$4,397,047	$4,548,548	(3.3)%	$(57,308)	(2.1)%

Revenue:
North America	$483,281	$463,931	4.2%	$4	4.2%	$1,501,016	$1,425,095	5.3%	$(260)	5.3%
EMEA	196,573	199,287	(1.4)	(2,718)	—	583,848	619,554	(5.8)	(7,626)	(4.5)
Rest of World	40,614	50,377	(19.4)	(1,976)	(15.5)	123,605	157,697	(21.6)	(14,576)	(12.4)
Consolidated revenue	$720,468	$713,595	1.0%	$(4,690)	1.6%	$2,208,469	$2,202,346	0.3%	$(22,462)	1.3%

Income (loss) from operations	$(26,685)	$(70,423)	62.1%	$(562)	62.9%	$(117,187)	$(74,354)	(57.6)%	$(1,005)	(56.3)%
Income (loss) from continuing operations	$(35,792)	$(24,613)				$(133,119)	$(56,619)
Income (loss) from discontinued operations, net of tax	$—	$—				$—	$133,463
Net income (loss) attributable to Groupon, Inc.	$(37,976)	$(27,615)				$(141,999)	$67,196

Basic net income (loss) per share:
Continuing operations	$(0.07)	$(0.04)				$(0.25)	$(0.10)
Discontinued operations	—	—				—	0.20
Basic net income (loss) per share	$(0.07)	$(0.04)				$(0.25)	$0.10

Diluted net income (loss) per share:
Continuing operations	$(0.07)	$(0.04)				$(0.25)	$(0.10)
Discontinued operations	—	—				—	0.20
Diluted net income (loss) per share	$(0.07)	$(0.04)				$(0.25)	$0.10

Weighted average number of shares outstanding
Basic	575,216,191	644,894,785				578,290,291	664,302,630
Diluted	575,216,191	644,894,785				578,290,291	664,302,630

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and nine months ended September 30, 2015.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015 (1)	2016	2015 (1)
Operating activities
Net income (loss)	$(35,792)	$(24,613)	$(133,119)	$76,844
Less: Income (loss) from discontinued operations, net of tax	—	—	—	133,463
Income (loss) from continuing operations	(35,792)	(24,613)	(133,119)	(56,619)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	28,845	30,475	88,697	84,241
Amortization of acquired intangible assets	4,408	5,160	13,643	14,966
Stock-based compensation	26,442	35,575	94,750	109,204
Restructuring-related long-lived asset impairments	—	345	45	345
Gains on business dispositions	(2,060)	(13,710)	(11,399)	(13,710)
Deferred income taxes	(1,288)	(15,202)	(6,436)	(15,252)
(Gain) loss, net from changes in fair value of contingent consideration	(162)	435	4,130	(268)
(Gain) loss from changes in fair value of investments	1,594	2,564	7,301	2,114
Amortization of debt discount on convertible senior notes	2,458	—	4,854	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	361	1,392	(332)	4,555
Accounts receivable	(4,798)	16,635	(3,593)	6,353
Prepaid expenses and other current assets	44,266	(33,366)	10,738	(39,813)
Accounts payable	2,831	5,371	(4,326)	(944)
Accrued merchant and supplier payables	(46,354)	(51,319)	(171,816)	(101,852)
Accrued expenses and other current liabilities	(51,854)	51,169	(47,919)	57,214
Other, net	(9,719)	(18,551)	(16,775)	(1,242)
Net cash provided by (used in) operating activities from continuing operations	(40,822)	(7,640)	(171,557)	49,292
Net cash provided by (used in) operating activities from discontinued operations	—	(19,205)	—	(36,578)
Net cash provided by (used in) operating activities	(40,822)	(26,845)	(171,557)	12,714

Net cash provided by (used in) investing activities from continuing operations	(12,088)	(98,028)	(51,719)	(146,012)
Net cash provided by (used in) investing activities from discontinued operations	—	—	—	244,470
Net cash provided by (used in) investing activities	(12,088)	(98,028)	(51,719)	98,458

Net cash provided by (used in) financing activities	(38,342)	(14,793)	52,868	(192,188)

Effect of exchange rate changes on cash and cash equivalents, including cash classified within current assets held for sale	867	(6,923)	6,793	(27,338)
Net increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	(90,385)	(146,589)	(163,615)	(108,354)
Less: Net increase (decrease) in cash classified within current assets held for sale	—	—	—	(55,279)
Net increase (decrease) in cash and cash equivalents	(90,385)	(146,589)	(163,615)	(53,075)
Cash and cash equivalents, beginning of period	780,132	1,110,148	853,362	1,016,634
Cash and cash equivalents, end of period	$689,747	$963,559	$689,747	$963,559

(1)
The Company adopted the guidance in Accounting Standards Update ("ASU") 2016-09, Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting, on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in a decrease to net cash provided by (used in) operating activities and net cash used in financing activities of $0.03 million for the three months ended September 30, 2015, and increases to net cash provided by (used in) operating activities and net cash used in financing activities of $6.2 million for the nine months ended September 30, 2015.

Groupon, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Third party and other	$309,836	$326,306	$962,533	$1,027,273
Direct	410,632	387,289	1,245,936	1,175,073
Total revenue	720,468	713,595	2,208,469	2,202,346
Cost of revenue:
Third party and other	40,419	46,050	131,000	145,292
Direct	365,932	338,633	1,090,436	1,043,729
Total cost of revenue	406,351	384,683	1,221,436	1,189,021
Gross profit	314,117	328,912	987,033	1,013,325
Operating expenses:
Marketing	87,858	61,587	269,616	171,127
Selling, general and administrative	253,554	326,248	811,710	904,816
Restructuring charges	1,459	24,146	29,988	24,146
Gains on business dispositions	(2,060)	(13,710)	(11,399)	(13,710)
Acquisition-related expense (benefit), net	(9)	1,064	4,305	1,300
Total operating expenses	340,802	399,335	1,104,220	1,087,679
Income (loss) from operations	(26,685)	(70,423)	(117,187)	(74,354)
Other income (expense), net (1)	(7,028)	(8,160)	(14,303)	(25,146)
Income (loss) from continuing operations before provision (benefit) for income taxes	(33,713)	(78,583)	(131,490)	(99,500)
Provision (benefit) for income taxes	2,079	(53,970)	1,629	(42,881)
Income (loss) from continuing operations	(35,792)	(24,613)	(133,119)	(56,619)
Income (loss) from discontinued operations, net of tax	—	—	—	133,463
Net income (loss)	(35,792)	(24,613)	(133,119)	76,844
Net income attributable to noncontrolling interests	(2,184)	(3,002)	(8,880)	(9,648)
Net income (loss) attributable to Groupon, Inc.	$(37,976)	$(27,615)	$(141,999)	$67,196

Basic net income (loss) per share:
Continuing operations	$(0.07)	$(0.04)	$(0.25)	$(0.10)
Discontinued operations	—	—	—	0.20
Basic net income (loss) per share	$(0.07)	$(0.04)	$(0.25)	$0.10

Diluted net income (loss) per share:
Continuing operations	$(0.07)	$(0.04)	$(0.25)	$(0.10)
Discontinued operations	—	—	—	0.20
Diluted net income (loss) per share	$(0.07)	$(0.04)	$(0.25)	$0.10

Weighted average number of shares outstanding
Basic	575,216,191	644,894,785	578,290,291	664,302,630
Diluted	575,216,191	644,894,785	578,290,291	664,302,630

(1)
Other income (expense), net includes foreign currency gains (losses), net of $0.2 million and $(5.2 million) for the three months ended September 30, 2016 and 2015, respectively, and foreign currency gains (losses), net of $5.4 million and $(22.1 million) for the nine months ended September 30, 2016 and 2015, respectively.

Groupon, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$689,747	$853,362
Accounts receivable, net	74,047	68,175
Prepaid expenses and other current assets	145,280	153,705
Total current assets	909,074	1,075,242
Property, equipment and software, net	179,987	198,897
Goodwill	289,856	287,332
Intangible assets, net	25,475	36,483
Investments (including $150,532 and $163,675 at September 30, 2016 and December 31, 2015, respectively, at fair value)	180,617	178,236
Deferred income taxes	4,242	3,454
Other non-current assets	24,290	16,620
Total Assets	$1,613,541	$1,796,264
Liabilities and Equity
Current liabilities:
Accounts payable	$21,833	$24,590
Accrued merchant and supplier payables	608,939	776,211
Accrued expenses and other current liabilities	353,696	402,724
Total current liabilities	984,468	1,203,525
Convertible senior notes, net	176,473	—
Deferred income taxes	6,840	8,612
Other non-current liabilities	113,604	113,540
Total Liabilities	1,281,385	1,325,677
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 730,849,600 shares issued and 571,551,487 shares outstanding at September 30, 2016 and 717,387,446 shares issued and 588,919,281 shares outstanding at December 31, 2015	73	72
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	2,094,975	1,964,453
Treasury stock, at cost, 159,298,113 shares at September 30, 2016 and 128,468,165 shares at December 31, 2015	(757,520)	(645,041)
Accumulated deficit	(1,046,422)	(901,292)
Accumulated other comprehensive income (loss)	40,132	51,206
Total Groupon, Inc. Stockholders' Equity	331,238	469,398
Noncontrolling interests	918	1,189
Total Equity	332,156	470,587
Total Liabilities and Equity	$1,613,541	$1,796,264

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
North America
Gross billings (1)	$920,962	$869,203	$2,824,290	$2,659,436
Revenue	$483,281	$463,931	$1,501,016	$1,425,095
Segment cost of revenue and operating expenses (2)(3)(4)	483,036	494,843	1,510,731	1,404,472
Segment operating income (loss) (2)	$245	$(30,912)	$(9,715)	$20,623
Segment operating income (loss) as a percent of segment gross billings	—%	(3.6)%	(0.3)%	0.8%
Segment operating income (loss) as a percent of segment revenue	0.1%	(6.7)%	(0.6)%	1.4%

EMEA
Gross billings (1)	$370,992	$414,482	$1,144,528	$1,307,207
Revenue	$196,573	$199,287	$583,848	$619,554
Segment cost of revenue and operating expenses (2)(4)(5)	192,692	195,397	570,294	586,343
Segment operating income (loss) (2)	$3,881	$3,890	$13,554	$33,211
Segment operating income (loss) as a percent of segment gross billings	1.0%	0.9%	1.2%	2.5%
Segment operating income (loss) as a percent of segment revenue	2.0%	2.0%	2.3%	5.4%

Rest of World
Gross billings (1)	$140,201	$183,849	$428,229	$581,905
Revenue	$40,614	$50,377	$123,605	$157,697
Segment cost of revenue and operating expenses (2)(4)	45,284	57,282	146,247	175,542
Segment operating income (loss) (2)	$(4,670)	$(6,905)	$(22,642)	$(17,845)
Segment operating income (loss) as a percent of segment gross billings	(3.3)%	(3.8)%	(5.3)%	(3.1)%
Segment operating income (loss) as a percent of segment revenue	(11.5)%	(13.7)%	(18.3)%	(11.3)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

(3)
Segment cost of revenue and operating expenses for North America for the three and nine months ended September 30, 2015 includes a $37.5 million expense related to an increase in the Company's contingent liability for its securities litigation matter, which was subsequently settled.

(4)
Segment cost of revenue and operating expenses for the three months ended September 30, 2016 includes restructuring charges of $1.0 million in North America, $(0.2) million in EMEA and $0.7 million in Rest of World. Segment cost of revenue and operating expenses for the nine months ended September 30, 2016 includes restructuring charges of $6.8 million in North America (which excludes $2.6 million of stock-based compensation), $13.9 million in EMEA (which excludes $2.1 million of stock-based compensation) and $4.6 million in Rest of World (which excludes $0.02 million of stock-based compensation). Segment cost of revenue and operating expenses for the three and nine months ended September 30, 2015 includes restructuring charges of $1.4 million in North America, $19.7 million in EMEA and $3.0 million in Rest of World.

(5)
Segment cost of revenue and operating expenses for EMEA for the three and nine months ended September 30, 2015 includes a $6.7 million expense for the write-off of a prepaid asset related to a marketing program that was discontinued because the counterparty ceased operations.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA, non-GAAP earnings attributable to common stockholders and non-GAAP earnings per share are non-GAAP performance measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Net income (loss) from continuing operations" for the periods presented and the Company reconciles non-GAAP earnings per share to the most comparable U.S. GAAP performance measure, "Diluted net income (loss) per share," for the periods presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, "Income (loss) from continuing operations."

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Income (loss) from continuing operations	$(24,613)	$(32,552)	$(45,596)	$(51,731)	$(35,792)
Adjustments:
Stock-based compensation (1)	35,432	32,691	27,976	35,244	26,176
Depreciation and amortization	35,635	33,763	34,797	34,290	33,253
Acquisition-related expense (benefit), net	1,064	557	3,464	850	(9)
Gains on business dispositions	(13,710)	—	—	(9,339)	(2,060)
Restructuring charges	24,146	5,422	12,444	16,085	1,459
Prepaid marketing write-off	6,690	—	—	—	—
Securities litigation expense	37,500	—	—	—	—
Non-operating expense (income), net	8,160	3,393	(3,486)	10,761	7,028
Provision (benefit) for income taxes	(53,970)	23,736	1,749	(2,199)	2,079
Total adjustments	80,947	99,562	76,944	85,692	67,926
Adjusted EBITDA	$56,334	$67,010	$31,348	$33,961	$32,134

(1)
Represents stock-based compensation recorded within cost of revenue, marketing expense, and selling, general and administrative expense. Non-operating expense (income), net, includes $0.1 million, $0.2 million, $0.2 million, $0.2 million and $0.3 million of additional stock-based compensation for the three months ended September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Restructuring charges includes $2.6 million and $2.1 million of additional stock-based compensation for the three months ended March 31, 2016 and June 30, 3016, respectively.

The following is a reconciliation of net income (loss) attributable to common stockholders to non-GAAP net income (loss) attributable to common stockholders and a reconciliation of diluted net income (loss) per share to non-GAAP net income (loss) per share for the three and nine months ended September 30, 2016:

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Net income (loss) attributable to common stockholders	$(37,976)	$(141,999)
Stock-based compensation (1)	26,442	90,047
Amortization of acquired intangible assets	4,408	13,643
Acquisition-related expense (benefit), net	(9)	4,305
Restructuring charges	1,459	29,988
Gains on business dispositions	(2,060)	(11,399)
Intercompany foreign currency losses (gains) and reclassifications of translation adjustments to earnings (2)	(3,263)	(8,377)
Losses (gains), net from changes in fair value of investments	1,594	7,301
Non-cash interest expense on convertible senior notes	2,458	4,854
Income tax effect of above adjustments	(1,154)	(7,849)
Non-GAAP net income (loss) attributable to common stockholders	$(8,101)	$(19,486)

Diluted shares	575,216,191	578,290,291
Incremental diluted shares	—	—
Adjusted diluted shares	575,216,191	578,290,291

Diluted net income (loss) per share	$(0.07)	$(0.25)
Per share impact of adjustments and related tax effects	0.06	0.22
Non-GAAP net income (loss) per share	$(0.01)	$(0.03)

(1)	Excludes $4.7 million of stock-based compensation classified within restructuring charges for the nine months ended September 30, 2016.

(2)
Foreign currency gains (losses), net for the nine months ended September 30, 2016 includes $0.3 million of net cumulative translation gains that were reclassified to earnings as a result of the Company's exit from certain countries as part of its restructuring plan.

The following is a reconciliation of the Company's annual outlook for Adjusted EBITDA to the Company's outlook for the most comparable U.S. GAAP performance measure, "Net income (loss)."

Year Ending December 31, 2016
Expected net income (loss) range	$(155,394) to $(141,894)
Expected adjustments:
Stock-based compensation	120,000
Depreciation and amortization	136,000
Acquisition-related expense (benefit), net	4,305
Restructuring charges	29,988
Gains on business dispositions	(11,399)
Non-operating expense (income), net	20,000
Provision (benefit) for income taxes	6,500 to 8,000
Total expected adjustments	$305,394 to $306,894
Expected Adjusted EBITDA range	$150,000 to $165,000

The outlook provided above does not reflect the potential impact of any additional restructuring actions that we may decide to pursue, business acquisitions or dispositions, changes in the fair values of investments or contingent consideration, foreign currency gains or losses or other unusual or non-recurring items that may occur during the fourth quarter of 2016.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "Income (loss) from continuing operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings growth" and "Revenue growth," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and income (loss) from changes in exchange rates versus the U.S. Dollar for the three months ended September 30, 2016 was as follows:

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2016
	At Avg. Q3 2015 Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q2 2016 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$1,442,311	$(10,156)	$1,432,155	$1,437,017	$(4,862)	$1,432,155
Revenue	725,158	(4,690)	720,468	723,157	(2,689)	720,468
Income (loss) from operations	$(26,123)	$(562)	$(26,685)	$(26,481)	$(204)	$(26,685)
The effect on the Company's gross billings, revenue and income (loss) from operations from changes in exchange rates versus the U.S. Dollar for the nine months ended September 30, 2016 was as follows:

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	At Avg. Q3 2015 YTD Rates (1)	Exchange Rate Effect (2)	As Reported	At Avg. Q4'15-Q2'16 Rates (3)	Exchange Rate Effect (2)	As Reported
Gross billings	$4,454,355	$(57,308)	$4,397,047	$4,394,617	$2,430	$4,397,047
Revenue	2,230,931	(22,462)	2,208,469	2,208,022	447	2,208,469
Income (loss) from operations	$(116,182)	$(1,005)	$(117,187)	$(115,292)	$(1,895)	$(117,187)

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended September 30, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior periods.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting periods been the same as those in effect during the three and nine months ended June 30, 2016.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
EMEA Gross billings growth, excluding FX	(1)%	(2)%	(12)%	(12)%	(8)%
FX Effect	(14)	(11)	(3)	—	(2)
EMEA Gross billings growth	(15)%	(13)%	(15)%	(12)%	(10)%

Rest of World Gross billings growth, excluding FX	—%	(7)%	(17)%	(21)%	(23)%
FX Effect	(19)	(14)	(11)	(6)	(1)
Rest of World Gross billings growth	(19)%	(21)%	(28)%	(27)%	(24)%

Consolidated Gross billings growth, excluding FX	6%	4%	(3)%	(2)%	(2)%
FX Effect	(8)	(5)	(2)	—	—
Consolidated Gross billings growth	(2)%	(1)%	(5)%	(2)%	(2)%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
EMEA Revenue growth, excluding FX	2%	3%	(10)%	(3)%	—%
FX Effect	(15)	(12)	(3)	—	(1)
EMEA Revenue growth	(13)%	(9)%	(13)%	(3)%	(1)%

Rest of World Revenue growth, excluding FX	(5)%	(8)%	(8)%	(14)%	(15)%
FX Effect	(18)	(15)	(14)	(9)	(4)
Rest of World Revenue growth	(23)%	(23)%	(22)%	(23)%	(19)%

Consolidated Revenue growth, excluding FX	7%	9%	(1)%	3%	2%
FX Effect	(7)	(5)	(1)	(1)	(1)
Consolidated Revenue growth	—%	4%	(2)%	2%	1%

The effect on North America's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2016 was as follows:

	At Avg. Q3 2015 Rates (1)	Exchange Rate Effect (2)	September 30, 2016 As Reported	September 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$530,760	$8	$530,768	$481,608	10.2%	10.2%

Travel:
Third party	93,562	2	93,564	101,801	(8.1)%	(8.1)%
Total services	624,322	10	624,332	583,409	7.0%	7.0%

Goods:
Third party	12,768	7	12,775	8,686	47.1%	47.0%
Direct	283,855	—	283,855	277,108	2.4%	2.4%
Total	296,623	7	296,630	285,794	3.8%	3.8%

Total gross billings	$920,945	$17	$920,962	$869,203	6.0%	6.0%

The effect on EMEA's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2016 was as follows:

	At Avg. Q3 2015 Rates (1)	Exchange Rate Effect (2)	September 30, 2016 As Reported	September 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$166,081	$(7,289)	$158,792	$182,540	(13.0)%	(9.0)%

Travel:
Third party	57,510	84	57,594	64,916	(11.3)%	(11.4)%
Total services	223,591	(7,205)	216,386	247,456	(12.6)%	(9.6)%

Goods:
Third party	35,564	(1,295)	34,269	63,918	(46.4)%	(44.4)%
Direct	120,208	129	120,337	103,108	16.7%	16.6%
Total	155,772	(1,166)	154,606	167,026	(7.4)%	(6.7)%

Total gross billings	$379,363	$(8,371)	$370,992	$414,482	(10.5)%	(8.5)%

The effect on Rest of World's gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2016 was as follows:

	At Avg. Q3 2015 Rates (1)	Exchange Rate Effect (2)	September 30, 2016 As Reported	September 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$79,716	$602	$80,318	$92,972	(13.6)%	(14.3)%

Travel:
Third party	24,914	(748)	24,166	30,709	(21.3)%	(18.9)%
Total services	104,630	(146)	104,484	123,681	(15.5)%	(15.4)%

Goods:
Third party	29,457	(180)	29,277	53,095	(44.9)%	(44.5)%
Direct	7,916	(1,476)	6,440	7,073	(8.9)%	11.9%
Total	37,373	(1,656)	35,717	60,168	(40.6)%	(37.9)%

Total gross billings	$142,003	$(1,802)	$140,201	$183,849	(23.7)%	(22.8)%

The effect on consolidated gross billings by category from changes in foreign exchange rates versus the U.S. Dollar for the three months ended September 30, 2016 was as follows:

	At Avg. Q3 2015 Rates (1)	Exchange Rate Effect (2)	September 30, 2016 As Reported	September 30, 2015 As Reported	Y/Y % Growth	Y/Y% Growth excluding FX

Local:
Third party and other	$776,557	$(6,679)	$769,878	$757,120	1.7%	2.6%

Travel:
Third party	175,986	(662)	175,324	197,426	(11.2)%	(10.9)%
Total services	952,543	(7,341)	945,202	954,546	(1.0)%	(0.2)%

Goods:
Third party	77,789	(1,468)	76,321	125,699	(39.3)%	(38.1)%
Direct	411,979	(1,347)	410,632	387,289	6.0%	6.4%
Total	489,768	(2,815)	486,953	512,988	(5.1)%	(4.5)%

Total gross billings	$1,442,311	$(10,156)	$1,432,155	$1,467,534	(2.4)%	(1.7)%

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended September 30, 2015.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same country gross billings growth for the three months ended September 30, 2016 from the prior year period:

	September 30, 2016	September 30, 2015	Y/Y % Growth
Gross billings as reported	$1,432,155	$1,467,534	(2.4)%
Less: Gross billings from countries where Groupon no longer operates	(763)	(36,255)
Exchange rate effect (1)	10,156	—
Same-country gross billings	$1,441,548	$1,431,279	0.7%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same country gross billings growth for our EMEA segment for the three months ended September 30, 2016 from the prior year period:

	September 30, 2016	September 30, 2015	Y/Y % Growth
EMEA gross billings as reported	$370,992	$414,482	(10.5)%
Less: EMEA Gross billings from countries where Groupon no longer operates	—	(26,488)
Exchange rate effect (1)	8,371	—
Same-country gross billings	$379,363	$387,994	(2.2)%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

The following is a reconciliation of foreign exchange rate neutral same-country revenue growth for our EMEA segment for the three months ended September 30, 2016 from the prior year period:

	September 30, 2016	September 30, 2015	Y/Y % Growth
EMEA revenue as reported	$196,573	$199,287	(1.4)%
Less: EMEA revenue from countries where Groupon no longer operates	—	(11,078)
Exchange rate effect (1)	2,718	—
Same-country revenue	$199,291	$188,209	5.9%

(1)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Segments
North America Segment:
Gross Billings (1):
Local (2) Gross Billings	$481,608	$531,154	$539,623	$542,439	$530,768
Travel Gross Billings	101,801	89,389	103,390	105,388	93,564
Gross Billings - Services	583,409	620,543	643,013	647,827	624,332
Gross Billings - Goods	285,794	429,818	294,061	318,427	296,630
Total Gross Billings	$869,203	$1,050,361	$937,074	$966,254	$920,962
Year-over-year growth	12%	11%	5%	8%	6%
% Third Party and Other	68%	60%	70%	68%	69%
% Direct	32%	40%	30%	32%	31%
Gross Billings Trailing Twelve Months (TTM)	$3,608,015	$3,709,797	$3,752,894	$3,822,892	$3,874,651

Revenue (3):
Local Revenue	$163,786	$184,201	$192,153	$184,139	$176,220
Travel Revenue	21,394	18,390	20,914	21,401	21,241
Revenue - Services	185,180	202,591	213,067	205,540	197,461
Revenue - Goods	278,751	420,056	287,746	311,382	285,820
Total Revenue	$463,931	$622,647	$500,813	$516,922	$483,281
Year-over-year growth	11%	13%	4%	7%	4%
% Third Party and Other	40%	33%	43%	40%	41%
% Direct	60%	67%	57%	60%	59%
Revenue TTM	$1,976,069	$2,047,742	$2,068,673	$2,104,313	$2,123,663

Gross Profit (4):
Local Gross Profit	$138,798	$159,745	$164,018	$158,812	$152,873
% of North America Local Gross Billings	28.8%	30.1%	30.4%	29.3%	28.8%
Travel Gross Profit	17,644	15,207	15,712	16,334	17,257
% of North America Travel Gross Billings	17.3%	17.0%	15.2%	15.5%	18.4%
Gross Profit - Services	156,442	174,952	179,730	175,146	170,130
% of North America Services Gross Billings	26.8%	28.2%	28.0%	27.0%	27.2%
Gross Profit - Goods	34,801	44,329	36,213	42,028	31,531
% of North America Goods Gross Billings	12.2%	10.3%	12.3%	13.2%	10.6%
Total Gross Profit	$191,243	$219,281	$215,943	$217,174	$201,661
Year-over-year growth	9%	12%	11%	10%	5%
% Third Party and Other	83%	81%	84%	82%	85%
% Direct	17%	19%	16%	18%	15%
% of North America Total Gross Billings	22.0%	20.9%	23.0%	22.5%	21.9%

EMEA Segment:
Gross Billings:
Local Gross Billings	$182,540	$197,445	$174,033	$165,290	$158,792
Travel Gross Billings	64,916	59,836	57,201	52,880	57,594
Gross Billings - Services	247,456	257,281	231,234	218,170	216,386
Gross Billings - Goods	167,026	229,866	160,993	163,139	154,606
Total Gross Billings	$414,482	$487,147	$392,227	$381,309	$370,992
Year-over-year growth	(15)%	(13)%	(15)%	(12)%	(10)%
Year-over-year growth, excluding FX (5)	(1)%	(2)%	(12)%	(12)%	(8)%
% Third Party and Other	75%	70%	73%	68%	68%
% Direct	25%	30%	27%	32%	32%
Gross Billings TTM	$1,867,748	$1,794,354	$1,727,392	$1,675,165	$1,631,675

Revenue:
Local Revenue	$70,781	$73,225	$61,886	$60,616	$58,581
Travel Revenue	13,561	11,681	11,178	10,709	12,866
Revenue - Services	84,342	84,906	73,064	71,325	71,447
Revenue - Goods	114,945	163,420	115,906	126,980	125,126
Total Revenue	$199,287	$248,326	$188,970	$198,305	$196,573
Year-over-year growth	(13)%	(9)%	(13)%	(3)%	(1)%
Year-over-year growth, excluding FX	2%	3%	(10)%	(3)%	—%
% Third Party and Other	48%	41%	44%	39%	39%
% Direct	52%	59%	56%	61%	61%
Revenue TTM	$892,029	$867,880	$840,630	$834,888	$832,174

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Gross Profit:
Local Gross Profit	$66,288	$68,966	$58,263	$56,849	$54,467
% of EMEA Local Gross Billings	36.3%	34.9%	33.5%	34.4%	34.3%
Travel Gross Profit	12,323	10,732	10,215	9,784	11,882
% of EMEA Travel Gross Billings	19.0%	17.9%	17.9%	18.5%	20.6%
Gross Profit - Services	78,611	79,698	68,478	66,633	66,349
% of EMEA Services Gross Billings	31.8%	31.0%	29.6%	30.5%	30.7%
Gross Profit - Goods	24,905	43,026	26,412	23,525	18,710
% of EMEA Goods Gross Billings	14.9%	18.7%	16.4%	14.4%	12.1%
Total Gross Profit	$103,516	$122,724	$94,890	$90,158	$85,059
Year-over-year growth	(21)%	(14)%	(18)%	(13)%	(18)%
% Third Party and Other	86%	77%	82%	79%	83%
% Direct	14%	23%	18%	21%	17%
% of EMEA Total Gross Billings	25.0%	25.2%	24.2%	23.6%	22.9%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$92,972	$83,430	$75,294	$84,581	$80,318
Travel Gross Billings	30,709	25,369	23,928	22,300	24,166
Gross Billings - Services	123,681	108,799	99,222	106,881	104,484
Gross Billings - Goods	60,168	60,685	43,487	38,438	35,717
Total Gross Billings	$183,849	$169,484	$142,709	$145,319	$140,201
Year-over-year growth	(19)%	(21)%	(28)%	(27)%	(24)%
Year-over-year growth, excluding FX	—%	(7)%	(17)%	(21)%	(23)%
% Third Party and Other	96%	95%	95%	95%	95%
% Direct	4%	5%	5%	5%	5%
Gross Billings TTM	$797,454	$751,389	$695,263	$641,361	$597,713

Revenue:
Local Revenue	$26,372	$22,229	$22,082	$22,461	$21,876
Travel Revenue	6,135	5,098	5,049	4,321	5,075
Revenue - Services	32,507	27,327	27,131	26,782	26,951
Revenue - Goods	17,870	18,870	15,057	14,021	13,663
Total Revenue	$50,377	$46,197	$42,188	$40,803	$40,614
Year-over-year growth	(23)%	(23)%	(22)%	(23)%	(19)%
Year-over-year growth, excluding FX	(5)%	(8)%	(8)%	(14)%	(15)%
% Third Party and Other	86%	82%	85%	82%	84%
% Direct	14%	18%	15%	18%	16%
Revenue TTM	$217,476	$203,894	$191,828	$179,565	$169,802

Gross Profit:
Local Gross Profit	$22,568	$18,889	$18,771	$18,739	$18,645
% of Rest of World Local Gross Billings	24.3%	22.6%	24.9%	22.2%	23.2%
Travel Gross Profit	4,859	4,040	3,997	3,240	3,962
% of Rest of World Travel Gross Billings	15.8%	15.9%	16.7%	14.5%	16.4%
Gross Profit - Services	27,427	22,929	22,768	21,979	22,607
% of Rest of World Services Gross Billings	22.2%	21.1%	22.9%	20.6%	21.6%
Gross Profit - Goods	6,726	6,806	5,727	4,277	4,790
% of Rest of World Goods Gross Billings	11.2%	11.2%	13.2%	11.1%	13.4%
Total Gross Profit	$34,153	$29,735	$28,495	$26,256	$27,397
Year-over-year growth	(28)%	(23)%	(24)%	(28)%	(20)%
% Third Party and Other	99%	99%	100%	99%	100%
% Direct	1%	1%	—%	1%	—%
% of Rest of World Total Gross Billings	18.6%	17.5%	20.0%	18.1%	19.5%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$757,120	$812,029	$788,950	$792,310	$769,878
Travel Gross Billings	197,426	174,594	184,519	180,568	175,324
Gross Billings - Services	954,546	986,623	973,469	972,878	945,202
Gross Billings - Goods	512,988	720,369	498,541	520,004	486,953
Total Gross Billings	$1,467,534	$1,706,992	$1,472,010	$1,492,882	$1,432,155
Year-over-year growth	(2)%	(1)%	(5)%	(2)%	(2)%
Year-over-year growth, excluding FX	6%	4%	(3)%	(2)%	(2)%
% Third Party and Other	74%	66%	73%	71%	71%
% Direct	26%	34%	27%	29%	29%
Gross Billings TTM	$6,273,217	$6,255,540	$6,175,549	$6,139,418	$6,104,039
Year-over-year growth	3%	—%	(1)%	(2)%	(3)%

	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016
Revenue:
Local Revenue	$260,939	$279,655	$276,121	$267,216	$256,677
Travel Revenue	41,090	35,169	37,141	36,431	39,182
Revenue - Services	302,029	314,824	313,262	303,647	295,859
Revenue - Goods	411,566	602,346	418,709	452,383	424,609
Total Revenue	$713,595	$917,170	$731,971	$756,030	$720,468
Year-over-year growth	—%	4%	(2)%	2%	1%
Year-over-year growth, excluding FX	7%	9%	(1)%	3%	2%
% Third Party and Other	46%	38%	46%	42%	43%
% Direct	54%	62%	54%	58%	57%
Revenue TTM	$3,085,574	$3,119,516	$3,101,131	$3,118,766	$3,125,639
Year-over-year growth	5%	3%	1%	—%	1%

Gross Profit:
Local Gross Profit	$227,654	$247,600	$241,052	$234,400	$225,985
% of Consolidated Local Gross Billings	30.1%	30.5%	30.6%	29.6%	29.4%
Travel Gross Profit	34,826	29,979	29,924	29,358	33,101
% of Consolidated Travel Gross Billings	17.6%	17.2%	16.2%	16.3%	18.9%
Gross Profit - Services	262,480	277,579	270,976	263,758	259,086
% of Consolidated Services Gross Billings	27.5%	28.1%	27.8%	27.1%	27.4%
Gross Profit - Goods	66,432	94,161	68,352	69,830	55,031
% of Consolidated Goods Gross Billings	13.0%	13.1%	13.7%	13.4%	11.3%
Total Gross Profit	$328,912	$371,740	$339,328	$333,588	$314,117
Year-over-year growth	(7)%	(2)%	(2)%	(1)%	(4)%
% Third Party and Other	85%	81%	85%	82%	86%
% Direct	15%	19%	15%	18%	14%
% of Total Consolidated Gross Billings	22.4%	21.8%	23.1%	22.3%	21.9%

Marketing	$61,587	$83,208	$89,765	$91,993	$87,858
Selling, general and administrative	$326,248	$287,976	$280,988	$277,168	$253,554
Income (loss) from continuing operations	$(24,613)	$(32,552)	$(45,596)	$(51,731)	$(35,792)
Adjusted EBITDA	$56,334	$67,010	$31,348	$33,961	$32,134
% of Total Consolidated Gross Billings	3.8%	3.9%	2.1%	2.3%	2.2%
% of Total Consolidated Revenue	7.9%	7.3%	4.3%	4.5%	4.5%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)(11)
(financial data in thousands; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities from continuing operations."

	Q3 2015 (10)	Q4 2015 (10)	Q1 2016	Q2 2016	Q3 2016

Net cash provided by (used in) operating activities from continuing operations	$(7,640)	$250,455	$(76,725)	$(54,010)	$(40,822)
Purchases of property and equipment and capitalized software from continuing operations	(27,735)	(15,507)	(19,952)	(16,395)	(12,868)
Free cash flow	$(35,375)	$234,948	$(96,677)	$(70,405)	$(53,690)

Net cash provided by (used in) operating activities from continuing operations (TTM)	$325,971	$299,747	$179,415	$112,080	$78,898
Purchases of property and equipment and capitalized software from continuing operations (TTM)	(88,598)	(83,988)	(85,646)	(79,589)	(64,722)
Free cash flow (TTM)	$237,373	$215,759	$93,769	$32,491	$14,176

Net cash provided by (used in) investing activities from continuing operations	$(98,028)	$(31,238)	$(20,778)	$(18,853)	$(12,088)
Net cash provided by (used in) financing activities	$(14,793)	$(323,597)	$(78,015)	$169,225	$(38,342)

Net cash provided by (used in) investing activities from continuing operations (TTM)	$(181,187)	$(177,250)	$(178,585)	$(168,897)	$(82,957)
Net cash provided by (used in) financing activities (TTM)	$(216,683)	$(515,785)	$(557,962)	$(247,180)	$(270,729)

Other Metrics:
Active Customers (6)
North America	25.2	25.9	26.9	27.9	29.1
EMEA	15.4	15.4	15.3	15.3	15.4
Rest of World	8.0	7.6	7.2	6.8	6.3
Total Active Customers	48.6	48.9	49.4	50.0	50.8

TTM Gross Billings / Average Active Customer (7)
North America	$148	$149	$146	$145	$142
EMEA	123	117	113	109	106
Rest of World	99	96	90	86	84
Consolidated	132	130	127	125	123

Global headcount as of September 30, 2016 and 2015 was as follows:

	Q3 2015	Q3 2016
Sales (8)	4,168	3,285
% North America	33%	34%
% EMEA	42%	43%
% Rest of World	25%	23%
Other	6,301	5,089
Total Headcount	10,469	8,374

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing and commission revenue, are also included within the Local category.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of commission revenue, payment processing revenue and advertising revenue.

(4)	Represents third party revenue, direct revenue and other revenue reduced by cost of revenue.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support from continuing operations.

(9)	Financial information and other metrics exclude Ticket Monster, which has been classified as discontinued operations. The Company sold a controlling stake in Ticket Monster in May 2015.

(10)
The Company adopted the guidance in ASU 2016-09 on January 1, 2016. ASU 2016-09 requires that all income tax-related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows. Previously, income tax benefits at settlement of an award were reported as a reduction to operating cash flows and an increase to financing cash flows to the extent that those benefits exceeded the income tax benefits reported in earnings during the award's vesting period. The Company has elected to apply that change in cash flow classification on a retrospective basis, which has resulted in adjustments to net cash provided by (used in) operating activities, net cash used in financing activities, and free cash flow for the three-month and trailing twelve-month periods ended September 30, 2015 and December 31, 2015.

(11)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.